Exhibit 99.1

October 31, 2007

Hugo M. Cancio
Chairman and CEO
Fuego Entertainment, Inc.
8010 NW 156 Street
Miami Lakes, FL 33016
Tel (305) 823 9999
hugo.cancio@fuegoentertainment.net

Re: Letter of Resignation

Dear Hugo,

Circumstances require that I resign from the Board of Directors of Fuego Entertainment, Inc., including as its Chair of the Audit Committee, effective immediately on October 31, 2007.

It has been a pleasure working with you and I am grateful for the experiences we have shared.

I wish you and the Company the best of luck in your future endeavors.

Sincerely,

/s/ Felix Danciu
Felix Danciu
6011 El Parque Avenue
Las Vegas, NV 89146
Tel (213) 321 1146
Fax (702) 973-0200
fdanciu@olivecapital.com